Exhibit 1.2

THE COMPANIES ORDINANCE

A COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
OF

Radware Ltd.

(Amended and Restated as of November 10, 2020)

PRELIMINARY

1.	Object and Purpose of the Company

(a)          The object of the Company is to engage, directly or indirectly, in any lawful undertaking or business whatsoever, including without limitation, as set forth in the Company’s Memorandum of Association.

(b)          In accordance with Section 11(a) of the Companies Law 5759 - 1999 (the “Companies Law”), the Company may contribute a reasonable amount to a worthy cause.

2.	Limitation of Liability

The liability of the shareholders is limited to the payment of the nominal value of the shares in the Company allotted to them and which remains unpaid, and only to that amount.  If the Company’s share capital shall include at any time shares without a nominal value, the shareholders’ liability in respect of such shares shall be limited to the payment of up to NIS 0.01 for each such share allotted to them and which remains unpaid, and only to that amount.

2A.	Interpretation

(a)          Unless the subject or the context otherwise requires:  words and expressions defined in the Companies Law  in force on the date when these Articles or any amendment thereto, as the case may be, first became effective shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

(b)          The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

3.	Not a Private Company

The Company is a public company as such term is defined in the Companies Law.

SHARE CAPITAL

4.	Share Capital

The share capital of the Company is Four Million Five Hundred Thousand New Israeli Shekels (NIS 4,500,000) divided into Ninety Million (90,000,000) ordinary registered shares of NIS 0.05 par value each.

5.	Increase of Share Capital

(a)          The Company may, from time to time, by Resolution of the General Meeting of Shareholders, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares.  Any such increase shall be in such amount and shall be divided into share of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such Resolution shall provide.

(b)          Except to the extent otherwise provided in such Resolution of the General Meeting of Shareholders, such new shares shall be subject to all the provisions applicable to the shares of the original capital.

6.	Special Rights; Modifications of Rights

(a)          Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Resolution of the General Meeting of Shareholders adopted by Special Majority, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such Special Resolution.

(b)          (i)           If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Resolution of the General Meeting of Shareholders adopted by Special Majority, subject to the consent in writing of the holders of seventy-five per cent (75%) of the issued shares of such class or the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of such class adopted by Special Majority.

(ii)          The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, provided, however, that the requisite quorum at any such separate General Meeting shall be one or more members present in person or proxy and holding not less than seventy-five per cent (75%) of the issued shares of such class.

(iii)         Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article 6(b), to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

7.	Consolidation, Subdivision, Cancellation and Reduction of Share Capital

(a)          The Company may, from time to time, by Resolution of the General Meeting of Shareholders adopted by Special Majority (subject, however, to the provisions of Article 6(b) hereof and to applicable companies law):

(i)            consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares,

(ii)          subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by the Memorandum of Association (subject, however, to the provisions of the Companies Law), and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

(iii)         cancel any shares which, at the date of the adoption of Resolution of the General Meeting of Shareholders adopted by Special Majority, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled, or

(iv)          reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

(b)          With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

(i)            determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

(ii)           allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iii)          redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iv)         cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 7(b)(iv).

SHARES

8.	Issuance of Share Certificates; Replacement of Lost Certificates

(a)         Share certificates shall be issued under the seal of the rubber stamp of the Company and shall bear the signatures of two Directors (or if there be only one Director, the signature of such Director), or of any other person or persons authorized thereto by the Board of Directors.

(b)          Each member shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board of Directors so approves, to several certificates, each for one or more of such shares.  Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

(c)          A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Registrar of Members in respect of such co-ownership.

(d)          If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors may think fit.

9.	Registered Holder

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person.

10.	Allotment of Shares

The unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 12(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

11.	Payment in Installments

If by the terms of allotment of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share of the person(s) entitled thereto.

12.	Calls on Shares

(a)          The Board of Directors may, from time to time, make such calls as it may think fit upon members in respect of any sum unpaid in respect of shares held by such members which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each member shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed.  Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

(b)          Notice of any call shall be given in writing to the member(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such member(s), revoke such call in whole or in part, extend such time, or alter such person and/or place.  In the event of a call payable in installments, only one notice thereof need be given.

(c)          If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

(d)          The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

(e)          Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

(f)          Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

13.	Prepayment

With the approval of the Board of Directors, any member may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors.  The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty.  Nothing in this Article 13 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

14.	Forfeiture and Surrender

(a)          If any member fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made.  Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

(b)          Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such member, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

(c)          Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

(d)          The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

(e)          Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors thinks fit.

(f)          Any member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 12(e) above, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so.  In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the member in question (but not yet due) in respect of all shares owned by such member, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

(g)          The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 14.

15.	Lien

(a)          Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each member (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not.  Such lien shall extend to all dividends from time to time declared in respect of such share.  Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

(b)          The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such member, his executors or administrators.

(c)          The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such member  (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the member, his executors, administrators or assigns.

16.	Sale after Forfeiture or Surrender or in Enforcement of Lien

Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser's name to be entered in the Register of Members in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register of Members in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.	Redeemable Shares

The Company may, subject to applicable law, issue redeemable shares and redeem the same.

18.	Conversion of Shares into Stock

(a)          The Board of Directors may, with the sanction of the members previously given by Resolution of the General Meeting of Shareholders adopted by Special Majority, convert any paid-up shares into stock, and may, with like sanction, reconvert any stock into paid-up shares of any denomination.

(b)          The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations, as the shares from which the stock arose might have been transferred prior to conversion, or as near thereto as circumstances admit, provided, however, that the Board of Directors may from time to time fix the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

(c)          The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which such stock arose, but no such right or privilege, except participation in the dividends and profits of the Company, shall be conferred by any such aliquot part of such stock as would not, if existing in shares, have conferred that right or privilege.

(d)          Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" (or "member") therein shall include "stock" and "stockholder."

TRANSFER OF SHARES

19.	Effectiveness and Registration

(a)          No transfer of shares shall be registered unless a proper instrument of transfer (in form and substance satisfactory to the Board of Directors) has been submitted to the Company, together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require.  Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.  The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer.

(b)          The Board of Directors may, in its discretion and to the extent that it deems necessary, close the Register of Members for the registration of transfer of shares for such periods as may determined by the Board of Directors, and no transfers of shares shall be registered during any period in which the Register of Members is so closed.

20.	Record Date for General Meetings

Notwithstanding any provision to the contrary in these Articles, for the determination of the members entitled to receive notice of and to vote at a General Meeting, or to express consent to or dissent from any corporate action in writing, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of shares of the Company, the Board of Directors may fix, in advance, a record date, which shall not be earlier than ninety (90) days prior to the General Meeting or other action, as the case may be.  No persons other than holders of record of shares as of such record date shall be entitled to notice of and to vote at such General Meeting, or to exercise such other right, as the case may be.  A determination of members of record with respect to a General Meeting shall apply to any adjournment of such meeting, provided that the Board of Directors may fix a new record date for an adjourned meeting.

TRANSMISSION OF SHARES

21.	Decedents' Shares

(a)          In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 21(b) have been effectively invoked.

(b)          Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a member in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

22.	Receivers and Liquidators

(a)          The Company may recognize the receiver or liquidator of any corporate member in winding-up or dissolution, or the receiver or trustee in bankruptcy of any member, as being entitled to the shares registered in the name of such member.

(b)          The receiver or liquidator of a corporate member in winding-up or dissolution, or the receiver or trustee in bankruptcy of any member, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a member in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

GENERAL MEETINGS

23.	Annual General Meeting

An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place either within or without the State of Israel as may be determined by the Board of Directors.

24.	Extraordinary General Meetings

All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings."  The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting at such time and place, within or without the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with the provisions of the Companies Law.

25.	Notice of General Meetings; Omission to Give Notice

(a)          Unless a shorter period is permitted by law, notice of a General Meeting shall be sent at least  seven (7) days' prior to the date fixed for the General Meeting, provided however that such notice shall not be sent more than forty five (45) days from the date fixed for the General Meeting.  Each such notice shall specify the place and the day and hour of the meeting and the general nature of each item to be acted upon thereat.  Notice shall be given to all members who would be entitled to attend and vote at such meeting, if it were held on the date when such notice is issued.  Anything herein to the contrary notwithstanding, with the consent of all members entitled to vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice than hereinabove prescribed has been given.

(b)          The accidental omission to give notice of a meeting to any member, or the non-receipt of notice sent to such member, shall not invalidate the proceedings at such meeting.

25A.             Shareholder Proposals

(a)           A shareholder (including two or more shareholders that are acting in concert, a "Proposing Shareholder") holding one percent (1%) or more of the outstanding voting rights in the Company (at the time of the request and through the time of the General Meeting) may request, subject to Section 66(b) of the Companies Law, that the Board of Directors include a proposal on the agenda of a General Meeting to be held in the future, provided that the Proposing Shareholder gives timely notice of such request in writing (a "Proposal Request") to the Secretary of the Company and the Proposal Request complies with all the requirements of this Article 25A, these Articles, applicable law and stock exchange rules.

(b)           A Proposing Shareholder holding either (i) five percent (5%) or more of the outstanding voting rights in the Company or (ii) five percent (5%) or more of the outstanding share capital and one percent (1%) or more of the voting rights in the Company (at the time of the request and through the time of the General Meeting) may request, subject to Section 63(b)(2) of the Companies Law, that the Board of Directors convene an Extraordinary General Meeting, provided that the request complies with this Article 25A, these Articles, applicable law and stock exchange rules.

(c)            To be considered timely, a Proposal Request must be delivered, either in person or by certified mail, postage prepaid, and received at the principal executive office of the Company, (A) with respect to an Annual General Meeting, not less than ninety (90) calendar days and not more than one hundred and fifty (150) calendar days prior to the anniversary date of the immediately preceding Annual General Meeting; provided that if the date of the Annual General Meeting is advanced by more than 30 calendar days prior to, or delayed (other than as a result of adjournment) by more than 30 calendar days after, the immediately preceding Annual General Meeting, a Proposal Request to be timely must be delivered not later than the earlier of (i) the 7th calendar day following the day on which a notice of the Annual General Meeting is published (or such earlier time permitted by applicable law) and (ii) the 14th calendar day following the day on which public disclosure of the date and agenda of such meeting is first made (or such earlier time permitted by applicable law); and (B) with respect to an Extraordinary General Meeting, not later than the earlier of (i) the 3rd calendar day following the day on which a notice of the Extraordinary General Meeting is published (or such earlier time permitted by applicable law) and (ii) the 14th calendar day following the day on which public disclosure of the date and agenda of such meeting is first made (or such earlier time permitted by applicable law).

(d)            The Proposal Request shall be in English and set forth (i) the name, business address, telephone number, fax number and email address of the Proposing Shareholder (and each member of the group constituting the Proposing Shareholder, if applicable) and, if not a natural person, the same information with respect to the person(s) that controls and manages such person, (ii) the number of Ordinary Shares held by the Proposing Shareholder, directly or indirectly, including if beneficially owned by the Proposing Shareholder (within the meaning of Rule 13d-3 promulgated under the U.S. Securities and Exchange Act of 1934, as amended), and, if any of such Ordinary Shares are held indirectly, an explanation of how they are held and by whom, and, if such Proposing Shareholder is not the holder of record of any such Ordinary Shares, a written statement from an authorized bank, broker, depository or other nominee, as the case may be, indicating the number of Ordinary Shares the Proposing Shareholder is entitled to vote as of a date that no more than two (2) business days prior to the date of delivery of the Proposal Request, (iii) any agreements, arrangements, understandings or relationships between the Proposing Shareholder and any other person with respect to any securities of the Company or the subject matter of the Proposal Request, including any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Shareholder, the purpose or effect of which is to give such Proposing Shareholder economic risk similar to ownership of shares of any class or series of the Company, (iv) the Proposing Shareholder's purpose in making the Proposal Request, (v) the complete text of the resolution that the Proposing Shareholder proposes to be voted upon at the General Meeting, (vi) a statement of whether the Proposing Shareholder has a personal interest in the proposal and, if so, a description in reasonable detail of such personal interest, (vii) a declaration that all the information that is required under the Companies Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided, (viii) if the proposal of the Proposing Shareholder is to nominate a candidate for election to the Board of Directors (i.e., at an Annual General Meeting), a questionnaire and declaration, in form and substance reasonably requested by the Company, signed by the nominee with respect to matters relating to his or her identity, address, background, credentials, expertise etc., and his or her consent to be named as a candidate and, if elected, to serve on the Board of Directors, and (ix) any other information reasonably requested by the Company. The information required pursuant to this Article 25A(d) shall be updated as of (i) the record date of the General Meeting, (ii) five days before the General Meeting, and (iii) as of the General Meeting, and any adjournment or postponement thereof.

(e)            The Company shall be entitled to publish information provided by a Proposing Shareholder pursuant to Article 25A, and the Proposing Shareholder shall be responsible for the accuracy thereof.  In addition, Proposal Requests must otherwise comply with applicable law and these Articles and the Company may disregard Proposal Requests that are not timely and validly submitted.

(f)             References in this Article 25A to particular laws, regulations or rules shall be deemed to apply to such amended or successor laws, regulations or rules as shall be in effect from time to time.

PROCEEDINGS AT GENERAL MEETINGS

26.	Quorum

(a)          Two or more members (not in default in payment of any sum referred to in Article 32(a) hereof), present in person or by proxy and holding shares conferring in the aggregate Thirty Five percent (35%) of the voting power of the Company, shall constitute a quorum at General Meetings.  No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

(b)          If within an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon requisition under the provisions of the Companies Law, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment.  No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.  At such adjourned meeting, any two (2) members (not in default as aforesaid) present in person or by proxy, shall constitute a quorum.

27.	Chairman

The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company.  If there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the members present shall choose someone of their number to be Chairman.  The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

28.	Adoption of Resolutions at General Meetings

(a)          (i)          All Resolutions of the General Meeting shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon, except for articles 6(a), 6(b), 7(a), 18(a) and 39(d) which resolution shall be adopted by a Special Majority.

 (ii)           A Special Majority shall mean a majority of at least  seventy-five percent (75%) of the voting power represented at the meeting in person or by proxy and voting thereon.

(b)          Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any member present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot.  A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands.  If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot.  The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another member may then demand such written ballot.  The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

(c)          A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

29.	Resolutions in Writing

A resolution in writing signed by all members of the Company then entitled to attend and vote at General Meetings or to which all such members have given their written consent (by letter, facsimile [telecopier], telegram, telex or otherwise), shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

30.	Power to Adjourn

(a)          The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

(b)          It shall not be necessary to give any notice of an adjournment, whether pursuant to Article 26(b) or Article 30(a), unless the meeting is adjourned for thirty (30) days or more in which event notice thereof shall be given in the manner required for the meeting as originally called.

31.	Voting Power

Subject to the provisions of Article 32(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every member shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote hereon is conducted by a show of hands, by written ballot or by any other means.

32.	Voting Rights

(a)          No member shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid, but this Article shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 6(b).

(b)          A company or other corporate body being a member of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any meeting of the Company.  Any person so authorized shall be entitled to exercise on behalf of such member all the power which the latter could have exercised if it were an individual shareholder.  Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

(c)          Any member entitled to vote may vote either personally or by proxy (who need not be a member of the Company), or, if the member is a company or other corporate body, by a representative authorized pursuant to Article 32(b).

(d)          If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

PROXIES

33.	Instrument of Appointment

(a)          The instrument appointing a proxy shall be in writing and shall be substantially in the following form:

"I _____________________ of __________________________________
(Name of Shareholder)                       (Address of Shareholder)

being a member of ___________________________ hereby appoint
(Name of the Company)

________________________of _____________________________
(Name of Proxy)                                (Address of Proxy)

as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the _____ day of ___________, 19__ and at any adjournment(s) thereof.

Signed this ______ day of ____________, 19__.
_________________________ (Signature of Appointer)"

or in any usual or common form or in such other form as may be approved by the Board of Directors.  It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

(b)         The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its Registered Office, or at its principal place of business or at the offices of its registrar and/or transfer agent or at such place as the Board of Directors may specify) not less than two (2) hours (or not less than twenty-four (24) hours with respect to a meeting to be held outside of Israel) before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such meeting.

34.	Effect of Death of Appointor or Revocation of Appointment

A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing member (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and provided, further, that the appointing member, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.

BOARD OF DIRECTORS

35.	Powers of Board of Directors

(a)          In General

The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting.  The authority conferred on the Board of Directors by this Article 35 shall be subject to the provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

(b)          Borrowing Power

The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

(c)          Reserves

The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

36.	Exercise of Powers of Directors

(a)          A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretions vested in or exercisable by the Board of Directors.

(b)          A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

(c)          A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Audit Committee ["Va'adat Bikoret"], and in the absence of such determination - by the Chairman of the Board of Directors) or to which all such Directors have given their consent (by letter, telegram, telex, facsimile [telecopier] or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board of Directors of the Company) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

37.	Delegation of Powers

(a)          The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of two or more persons (all of whose members must be Directors), and it may from time to time revoke such delegation or alter the composition of any such committee.  Any Committee so formed (in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors.  The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article.  Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

(b)          Without derogating from the provisions of Article 50, the Board of Directors may, subject to the provisions of the Companies Law, from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may think fit, and may terminate the service of any such person.  The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it thinks fit.

(c)          The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

38.	Number of Directors

The Board of Directors shall consist of such number of Directors (not less than five (5) nor more than nine (9) as may be determined by Resolution of the General Meeting of the Company.

39.	Election and Removal of Directors

(a)          The Board of Directors shall be divided into three classes: Class I, Class II and Class III.  Each Director, when and however elected, shall be designated as a member of a certain class of Directors.  No Director shall be elected or appointed to a class if, as a result, one class shall have more than one director more than any other class.  Subject to Article 39(c) herein, if a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra Director shall be a member of Class I, and if such fraction is two-thirds, one of the extra Directors shall be a member of Class I and one of the extra Directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

(b)          Each Director (other than a Director elected to fill a vacancy in accordance with Article 40) shall serve for a term ending on the date of the third General Meeting following the General Meeting at which such Director was elected; provided, that each initial Director in Class I shall serve for a term ending on the date of the General Meeting in 2000; each initial Director in Class II shall serve for a term ending on the date of the General Meeting in 2001, and each initial Director in Class III shall serve for a term ending on the date of the General Meeting in 2002; and provided, further, that the term of each Director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

(c)          In the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member; and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.  To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

(d)          Directors shall be elected at the Annual General Meeting by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors, and each director shall serve, subject to Article 42 hereof and according to the provisions of this Article 39. The shareholders shall be entitled to remove any Director(s) from office by a Special Majority.

(e)          Without derogating from the provisions of Article 39(d) above, the Board may at any time appoint any other person as a Director, whether to fill a vacancy or whether in addition to those of their body but so that the total number of Directors shall not at any time exceed any maximum number (if any) fixed by or in accordance with these Articles.  Any Director so appointed shall hold office until the first Annual General Meeting convened after such appointment and shall be eligible for re-election at such Annual General Meeting.

(f)          Without derogating from the provisions of Article 39(c) above, a shareholder desiring to propose a candidate for election to the Board of Directors or to remove a Director from his position, shall, as a condition to such proposal being considered, comply with the procedures set forth in Article 25A above .

(g)        Notwithstanding anything to the contrary herein, the term of a Director may commence as of a date later than the date of the Resolution of the General Meeting of Shareholders electing said Director, if so specified in said Resolution of the General Meeting of Shareholders.

40.	Qualification of Directors

No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

41.	Continuing Directors in the Event of Vacancies

In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, and, pending the filling of any vacancy pursuant to the provisions of Article 39, may temporarily fill any such vacancy, provided, however, that if they number less than a majority of the number provided for pursuant to Article 38 hereof, they may only act in an emergency, and may call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors provided for pursuant to Article 38 hereof are in office as a result of said meeting.

42.	Vacation of Office

(a)          The office of a Director shall be vacated, ipso facto, upon his death, or if he  be found lunatic or become of unsound mind, or if he become bankrupt, or, if the Director is a company, upon its winding-up.

(b)          The office of a Director shall be vacated by his written resignation.  Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

43.	Remuneration of Directors

No Director shall be paid any remuneration by the Company for his services as Director except as may be approved pursuant to the provisions of the Companies Law.

44.	Conflict of Interests

Subject to the provisions of the Companies Law, the Company may enter into any contract or otherwise transact any business with any Director in which contract or business such Director has a personal interest, directly or indirectly; and may enter into any contract of otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.

45.	Alternate Directors

(a)          A Director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever.  Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

(b)          Any notice given to the Company pursuant to Article 45(a) shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

(c)          An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided,  however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present.

(d)          Subject to the Companies Law, any natural person may act as an Alternate Director.

(e)          An Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director(s) who appointed him.

(f)          The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 42, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

PROCEEDINGS OF THE BOARD OF DIRECTORS

46.	Meetings

(a)          The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors think fit.

(b)          Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors.  Notice of a meeting of the Board of Directors shall be delivered to all its members at a reasonable time before the meeting, but not less than forty eight (48) hours prior to the time set for any such meeting. Notwithstanding the foregoing, in urgent matters, the Board of Directors may be convened for a meeting without notice with the consent of a majority of the Directors.

(c)          A notice shall be delivered (via mail, facsimile, electronic mail or otherwise) to the Director's address that was given to the Company in advance. The failure to give notice to a Director in the manner required hereby may be waived by such Director.

47.	Quorum

Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence of a majority of the Directors then in office who are lawfully entitled to participate in the meeting (as conclusively determined by the Chairman of the Audit Committee and in the absence of such determination - by the Chairman of the Board of Directors), but shall not be less than two.

48.	Chairman of the Board of Directors

The Board of Directors may from time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in its place.  The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting.

49.	Validity of Acts Despite Defects

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

GENERAL MANAGER

50.	General Manager

The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as General Manager(s) of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including Managing Director, Director General or any similar or dissimilar title) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe.  Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

MINUTES

51.	Minutes

(a)          Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose.  Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

(b)          Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facia evidence of the matters recorded therein.

DIVIDENDS

52.	Declaration of Dividends

The Board of Directors may from time to time declare, and cause the Company to pay, such interim dividend as may appear to the Board of Directors to be justified by the profits of the Company.  The final dividend in respect of any fiscal period shall be proposed by the Board of Directors and shall be payable only after the same has been approved by a Resolution of the General Meeting of the Company, but no such resolution shall provide for the payment of an amount exceeding that proposed by the Board of Directors for the payment of such final dividend, and no such resolution or any failure to approve a final dividend shall affect any interim dividend theretofore declared and paid.  The Board of Directors shall determine the time for payment of such dividends, both interim and final, and the record date for determining the shareholders entitled thereto.

53.	Funds Available for Payment of Dividends

No dividend shall be paid otherwise than out of the profits of the Company.

54.	Amount Payable by Way of Dividends

Subject to the rights of the holders of shares with special rights as to dividends, any dividend paid by the Company shall be allocated among the members entitled thereto in proportion to the nominal value of their respective holdings of the shares in respect of which such dividend is being paid.

55.	Interest

No dividend shall carry interest as against the Company.

56.	Payment in Specie

Upon the recommendation of the Board of Directors approved by a Resolution of the General Meeting of the Company, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies, or in any one or more of such ways.

57.	Capitalization of Profits, Reserves etc.

Upon the recommendation of the Board of Directors approved by Ordinary Resolution of the Company, the Company -

(a)          may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and

(b)          may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

58.	Implementation of Powers under Articles 56 and 57

For the purpose of giving full effect to any resolution under Articles 56 or 57, and without derogating from the provisions of Article 7(b) hereof, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.  Where requisite, a proper contract shall be filed in accordance with  the Companies Law, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.

59.	Deductions from Dividends

The Board of Directors may deduct from any dividend or other moneys payable to any member in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.

60.	Retention of Dividends

(a)          The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

(b)          The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 21 or 22, entitled to become a member, or which any person is, under said Articles, entitled to transfer, until such person shall become a member in respect of such share or shall transfer the same.

61.	Unclaimed Dividends

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed.  The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

62.	Mechanics of Payment

Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may by writing direct.  Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.  Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

63.	Receipt from a Joint Holder

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

ACCOUNTS

64.	Books of Account

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law.  Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors.  No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by Ordinary Resolution of the Company.

65.	Audit

At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

66.	Auditors

The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the members in General Meeting may, by Ordinary Resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted), to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in such Ordinary Resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

BRANCH REGISTERS

67.	Branch Registers

Subject to and in accordance with the provisions of the Companies Law and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

RIGHTS OF SIGNATURE, STAMP AND SEAL

68.	Rights of Signature, Stamp and Seal

(a)          The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

(b)          The Company shall have at least one official stamp.

(c)          The Board of Directors may provide for a seal.  If the Board of Directors so provides, it shall also provide for the safe custody thereof.  Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

(d)          The Company may exercise the powers conferred by the provisions of the Companies Law regarding a seal for use abroad, and such powers shall be vested in the Board of Directors.

NOTICES

69.	Notices

(a)          Any written notice or other document may be served by the Company upon any member either personally or by sending it by prepaid registered mail (airmail if sent to a place outside Israel) addressed to such member at his address as described in the Register of Members or such other address as he may have designated in writing for the receipt of notices and other documents.  Any written notice or other document may be served by any member upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Registered Address.  Any such notice or other document shall be deemed to have been served two (2) business days after it has been posted (seven (7) business days if sent internationally), or when actually received by the addressee if sooner than two days or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such member (or to the Secretary or the General Manager), provided, however, that notice may be sent by cablegram, telex, telecopier (facsimile) or other electronic means and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such cablegram, telex, telecopy or other electronic communication has been sent or when actually received by such member (or by the Company), whichever is earlier.  If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 69(a).

(b)          All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

(c)          Any member whose address is not described in the Register of Members, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

(d)          Notwithstanding any contrary provision herein, notice by the Company of a General Meeting which is either (A) published in two daily newspapers in Israel and in one daily newspaper in the United States, or (B) published in one international wire service or filed or furnished to the U.S. Securities and Exchange Commission, shall be deemed to have been duly given on the date of such publication (or filing) to any shareholder, wherever located .

(e)          Where a given number of days' notice, or notice extending over any period, is required to be given, the day of service or mailing, actual transmission, delivery date or publication date as well as the date of the General Meeting shall be counted in such number of days or other period.

INSURANCE AND INDEMNITY

70.	Insurance and Indemnity

(a)          For purposes of these Articles, the term "Office Holder" shall mean every Director and every officer of the Company, including, without limitation, each of the persons defined as "Nosei Misra" in the Companies Law.

(b)          The Company may insure the liability of any Office Holder therein to the fullest extent permitted by the Companies Law. Without derogating from the foregoing, the Company may enter into a contract for the insurance of all or part of the liability of any Office Holder, in respect of a liability imposed on him as a resulf of an act done by him in his capacity as an Office Holder of the Company in any of one of the following:

(i)            a breach of his duty of care to the Company or to another person;

(ii)           a breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company;

(iii)          a financial obligation imposed on him in favor of another person;

(iv)          a payment which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law, 5728-1968 (the "Securities Law"), if applicable, and expenses that the Office Holder incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, if applicable, including reasonable legal expenses, which term includes attorney fees; and

(v)           Any other matter in respect of which it is permitted or will be permitted under applicable law to insure the liability of an Office Holder in the Company.

(c)          The Company may, to the fullest extent permitted by the Companies Law, indemnify an Office Holder. Without derogating from the aforesaid, the Company may indemnify an Office Holder in respect of an obligation or expense specified below imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, as follows:

(i)            a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award approved by court;

(ii)          reasonable litigation expenses, including attorney’s fees, expended by the Office Holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent or in connection with a financial sanction;

(iii)          reasonable litigation expenses, including attorneys' fees, expended by an Office Holder or charged to the Office Holder by a court, in a proceeding instituted against the Office Holder by the Company or on its behalf or by another person, or in a criminal charge from which the Office Holder was acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent;

(iv)         a payment which he is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law, if applicable, and expenses that he incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, if applicable, including reasonable legal expenses, which term includes attorney fees; and

(v)           any other matter in respect of which it is permitted or will be permitted under applicable law to indemnify an Office Holder in the Company.

The Company may undertake to indemnify an Office Holder as aforesaid, (aa) prospectively, provided that, in respect of Article 70(c)(i), the undertaking is limited to events which in the opinion of the Board of Directors are foreseeable in light of the Company’s actual operations when the undertaking to indemnify is given, and to an amount or criteria set by the Board of Directors as reasonable under the circumstances, and further provided that such events and amount or criteria are set forth in the undertaking to indemnify, and (bb) retroactively.

(d)          Subject to the provisions of the Companies Law, the Company may exculpate an Office Holder in advance from all or some of the Office Holder’s responsibility for liability resulting from the Office Holder’s breach of the Office Holder’s duty of care to the Company.

(e)          The provisions of Articles 70(a), 70(b), 70(c) and 70(d) above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or indemnification and/or exculpation (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification and/or exculpation of Office Holders shall be approved by the Audit Committee of the Company.

WINDING UP

71.	Winding Up

If the Company be wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the members shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made.